Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares, par value US$0.000002 per share, of Luckin Coffee Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2020.

Signature block for each filer who is an individual:

Hui Li	By:	/s/ Hui Li

Signature block for each filer who is an entity

Lucky Cup Holdings Limited	By:	/s/ Hui Li
	Name:	Hui Li
	Title:	Director

Fortunate Cup Holdings Limited	By:	/s/ Hui Li
	Name:	Hui Li
	Title:	Director

Centurium Capital Partners 2018, L.P.	By:	Centurium Capital Partners 2018 GP Ltd.,
General Partner

	By:	/s/ Hui Li
	Name:	Hui Li
	Title:	Director

Centurium Capital Partners 2018 GP Ltd.	By:	/s/ Hui Li
	Name:	Hui Li
	Title:	Director

Centurium Holdings Ltd.	By:	/s/ Hui Li
	Name:	Hui Li
	Title:	Director

Centurium Holdings (BVI) Ltd.	By:	/s/ Hui Li
	Name:	Hui Li
	Title:	Director

[Signature Page to Joint Filing Agreement, Schedule 13G]